                                                                       EXHIBIT 2

          REGISTRATION RIGHTS AGREEMENT, dated as of July 19, 1996 (this

"Agreement"), between RECOVERY ENGINEERING, INC., a Minnesota corporation (the
- ----------
"Company"), and GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership, GS
- --------
CAPITAL PARTNERS II OFFSHORE, L.P., a Cayman Island limited partnership, GOLDMAN SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1996, L.P., a Delaware limited partnership, and BRIDGE STREET FUND, 1996, L.P., a Delaware limited partnership (the foregoing parties, other than the Company, being referred to herein as the "Investors").

     1.  Background.  The Company and the Investor have entered into a
         ----------
Securities Purchase Agreement, dated as of the date hereof (the "Securities
                                                                 ----------
Purchase Agreement").  In order to induce the Investors to enter into and
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consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

     2.  Definitions.  As used herein, unless the context otherwise requires,
         -----------
the following terms have the following respective meanings:

          "Commission" means the Securities and Exchange Commission or any other
           ----------
Federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
the Company.

          "Conversion Shares" means (a) the shares of Common Stock or other
           -----------------
equity securities issued or issuable upon conversion of the Notes and (b) any shares of Common Stock or other securities issued or issuable, in respect of the Common Stock or other equity securities referred to in clause (a) above by way of a dividend, distribution, stock split, combination of shares or any similar event.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

          "Incidental Registration" is defined in Section 3.2.
           -----------------------

          "Notes" means the 5% Convertible Notes due 2003 issued pursuant to the
           -----
Securities Purchase Agreement and any securities issued in exchange therefor pursuant to any Exchange (as defined in Section 3.3(o)).

          "Participating Holders" means the holders of Registrable Securities
           ---------------------
participating in the particular registration.

          "Person" means a corporation, an association, a partnership, a limited
           ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Registration Expenses" means all expenses incident to the Company's
           ---------------------
performance of or compliance with Section 3, including, without limitation, all registration, filing and applicable fees of the Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ (as defined in Section 3.3(j)), all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Participating Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants including the expenses of any audit and/or "cold comfort" letters required by or incident to such registration, all expenses in connection with any road show, all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all transfer taxes, and the fees and expenses of one counsel to the Participating Holders (selected by the Requisite Percentage of Participating Holders); provided, however, that Registration Expenses shall exclude and the
          --------  -------
Participating Holders shall pay all underwriting discounts and commissions in respect of the Registrable Securities being registered.

         "Registrable Securities" means (i) any Notes and (ii) any Conversion
          ----------------------
Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or similar rule adopted by the Commission) under the Securities Act, or (c) when such securities cease to be outstanding.

         "Requested Registration" is defined in Section 3.1(a).
          ----------------------

         "Requisite Percentage of Outstanding Holders" mean the holders of
          -------------------------------------------
Registrable Securities who, assuming conversion of all then outstanding Notes into Conversion Shares, would hold 25% or more of the total Conversion Shares that would then be outstanding.

         "Requisite Percentage of Participating Holders" means Participating
          ---------------------------------------------
Holders of Registrable Securities who, assuming conversion of all then outstanding Notes into Conversion Shares, would hold a majority of the total Conversion Shares that would then be held by all Participating Holders.

         "Securities Act" means the Securities Act of 1933, or any similar
          --------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     3.  Registration Under Securities Act, etc.
         ---------------------------------------

          3.1  Requested Registrations.
               -----------------------

          (a) Request for Registration.  Subject to the limitations imposed by
              ------------------------
Sections 3.1(c) below, at any time and from time to time, one or more holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number and amount of Registrable Securities and the intended method of distribution thereof. Any such request pursuant to this Section 3.1(a) is referred to herein as a "Requested Registration." The Company shall
                                   ----------------------
give prompt written notice of each Requested Registration to all other holders of record of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested) so as to permit promptly the sale, in accordance with the intended method of distribution, of the Registrable Securities which the Company has been so requested to register in the Requested Registration and all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company.

          (b) Registration of Other Securities.  Whenever the Company shall
              --------------------------------
effect a registration pursuant to this Section 3.1 in connection with an underwritten offering by one or more Participating Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) Participating Holders representing the Requisite Percentage of Participating Holders shall have consented in writing to the inclusion therein of such other securities and
(ii) such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements and the inclusion of such securities will not have a material adverse effect on the offering (including, without limitation, on the pricing of the offering).

          (c) Limitations on Requested Registrations; Expenses.  The Company
              ------------------------------------------------
shall not be obligated to effect any Requested Registration pursuant to this
Section 3.1 until the second anniversary of the date hereof. Thereafter, the Company shall be obligated to effect only three Requested Registrations pursuant to this Section 3.1. The Company shall pay all Registration Expenses in connection with each Requested Registration requested pursuant to this Section 3.1.

          (d) Registration Statement Form. Registrations under this Section 3.1
              ---------------------------
shall be on Form S-3 or any successor form, if permitted, or such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Percentage of Participating Holders. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is required to be included.

          (e) Effective Registration Statement.  A registration requested
              --------------------------------
pursuant to this Section 3.1 shall not be deemed to have been effected (including for purposes of paragraph (c) of this Section 3.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 120 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Participating Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Participating Holders.

          (f) Selection of Underwriters.  The managing underwriter or
              -------------------------
underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Requisite Percentage of Participating Holders, and shall be reasonably acceptable to the Company (it being agreed that any nationally recognized investment bank firm shall be reasonably acceptable to the Company).

          (g) Cutbacks in Requested Registration.  If the managing underwriter
              ----------------------------------
of any underwritten offering shall advise the Participating Holders in such offering that not all of the Registrable Securities covered by the registration statement can be sold in such offering within a price range acceptable to the Requisite Percentage of

Participating Holders, then the Participating Holders representing the Requisite Percentage of Participating Holders shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Participating Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Participating Holders requesting such registration in accordance with the number of Conversion Shares (treating for these purposes Notes requested to be registered as having been converted into Conversion Shares) each such Participating Holder requested to be registered. In connection with any such registration to which this Section 3.1(g) is applicable, no securities other than Registrable Securities shall be covered by such registration.

          3.2  Incidental Registration.
               -----------------------

          (a) Incidental Registration.  If, at any time, the Company proposes or
              -----------------------
is required to register any of its equity securities, or any securities convertible into or exchangeable for equity securities, under the Securities Act, whether or not for sale for its own account (other than pursuant to registrations on form S-8 or any similar form solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan) (an "Incidental Registration"), the Company will give prompt written
           -----------------------
notice to all holders of record of Registrable Securities of its intention to so register its securities and of such holders' rights under this Section 3.2.
Upon the written request of any holder of Registrable Securities made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof together with any other securities the Company is obligated to register pursuant to incidental registration rights of other security holders of the Company. No registration effected under this Section
3.2 shall relieve the Company of its obligation to effect any Requested Registration under Section 3.1.

          (b) Abandonment or Delay.  If, at any time after the Company has given
              --------------------
written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination and its reasons therefor to all holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith) , without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

          (c) Holder's Right to Withdraw.  Each holder of Registrable Securities
              --------------------------
shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3.2 at any time by giving written notice to the Company of its request to withdraw.

          (d) Limitations on Incidental Registrations; Expenses.  The Company
              --------------------------------------------------
shall not be obligated to effect any Incidental Registration pursuant to this
Section 3.2 until the second anniversary of the date hereof. Thereafter, there shall be no limitation on the number of Incidental Registrations which the Company shall be obligated to effect pursuant to this Section 3.2. The Company will pay all Registration Expenses in connection with each Incidental Registration requested pursuant to this Section 3.2.

          (e) Underwriters' Cutback in Incidental Registrations.  If the
              -------------------------------------------------
managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in (or during the time of) such offering, first, the securities proposed by the Company to be
                            -----
sold for its own account and, second, the Registrable Securities and all other
                              ------
securities of the Company which are requested to be included in such registration pursuant to incidental registration rights granted by the Company to other securities holders which are not inconsistent with the rights granted by, or otherwise in conflict with the terms of, this Agreement ("Additional
                                                                 ----------
Incidental Rights"), pro rata among the Participating Holders and such other
- -----------------
holders requesting such registration pursuant to Additional Incidental Rights based on the number of shares of Common Stock (with each Note being considered to represent the number of Common Stock into which it is convertible) subject to registration rights originally requested to be included by such holders in such registration.

          3.3  Registration Procedures.  If and whenever the Company is required
               -----------------------
to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 or 3.2 hereof, the Company will as expeditiously as possible:

               (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that
                                                      --------  -------
          before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to the Participating Holders, their counsel, and each underwriter, if any, participating in the offering of the Registrable Securities, and its counsel; and provided, further,
                                                       --------  -------
          however, that the Company may discontinue any registration of its
          -------
          securities which are not Registrable Securities, at any time prior to the effective date of the registration statement relating thereto;

               (b) notify each Participating Holder of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not exceed 120 days) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the included methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (c) furnish, without charge, to each Participating Holder and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Holder may reasonably request;

               (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Participating Holders shall reasonably request,
          (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Participating Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

               (f) furnish to each Participating Holder and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of

                    (i) an opinion of outside counsel (or inside counsel if
               satisfactory to each underwriter) for the Company, and

                    (ii) a "comfort" letter signed by the independent public
               accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

               covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Requisite Percentage of Participating Holders, or the underwriters, may reasonably request;

               (g) promptly notify each Participating Holder and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of any Participating Holder, promptly prepare and furnish to it and each managing underwriter, if any, participating in the offering of the Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 3.4(a) hereof cease to be true and correct;

               (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such Participating Holder a copy of any amendment or supplement to such registration statement or prospectus;

               (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

               (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission, in each case to the extent the shares of the Company's Common Stock are so listed or designated;

               (k) deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

               (1) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

               (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement;

               (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses) in their marketing of Registrable Securities;

               (o) with respect to the registration of any Notes under the Securities Act pursuant to Section 3.1 or 3.2, prior to the effective date of such registration, (i) select a trustee (the "Trustee")
                                                                -------
          reasonably acceptable to the holders of a majority of the outstanding principal amount of the Notes requested to be included in such registration, (ii) prepare, duly authorize, execute and deliver an indenture (the "Indenture") satisfactory in form and substance to the
                          ---------
          holders of a majority of the outstanding principal of the

          Notes requested to be included in such registration, reflecting the terms set forth in the Securities Purchase Agreement and the outstanding principal amount of the Notes and qualified under the Trust Indenture Act of 1939, as amended, and (iii) exchange all of the outstanding Notes for Securities (as defined in the Indenture) having an aggregate outstanding principal amount equal to the Notes so exchanged (the "Exchange"), which Securities shall be executed by the
                          --------
          Company and authenticated and delivered by the Trustee pursuant to the Indenture. Following such Exchange, the Notes shall be canceled and shall be void and of no further force and effect.

          The Company may require each Participating Holder as to the Registrable Securities of whom any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) (iii) or (v) of this Section 3.3, the Participating Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of subsection (g)(iii) of this Section 3.3, such stop order is removed or proceedings therefor terminated, and, in the case of subsection
(g) (v) of this Section 3.3, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g) (v) of this
Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          3.4  Underwritten Offerings.
               ----------------------

          (a) Requested Underwritten Offerings.  If requested by the
              --------------------------------
underwriters for any underwritten offering by Participating Holders pursuant to a registration requested under Section 3.1, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.6 hereof. The Participating Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

          (b) Incidental Underwritten Offerings.  If the Company proposes to
              ---------------------------------
register any of its securities under the Securities Act as contemplated by
Section 3.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Holder among the securities of the Company to be distributed by such underwriters. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

          3.5  Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6  Indemnification.
               ---------------

          (a) Indemnification by the Company.  In the event of any registration
              ------------------------------
of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, partners, agents and affiliates or general and limited partners (and the directors, officers, employees, stockholders and affiliates thereof), and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several (or actions or proceedings, whether commenced or threatened) to which such Participating Holder or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or under any state securities and "blue sky" laws, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Participating Holder and each such director, officer, partner, agent or affiliate, or general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such
                      --------
case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Participating Holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who
- --------  -------
participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Participating Holder.

          (b) Indemnification by the Participating Holders.  As a condition to
              --------------------------------------------
including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the Participating Holders to, severally but not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 3.6) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the
                                             --------  -------
liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Participating Holder.

          (c) Notices of Claims, etc.  Promptly after receipt by an indemnified
              ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided,
                           --------
however, that the failure of any indemnified party to give notice as provided
- -------
herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 3.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such
                        --------  -------
action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties; provided, further, that the indemnifying party
                              --------  -------
shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Participating Holders which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the Company and the Participating Holders from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 3.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this subsection (d) are several and not joint in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

          (e) Other Indemnification.  Indemnification and contribution similar
              ---------------------
to that specified in the preceding subsections of this Section 3.6 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any of the Participating Holders.

          (f) Indemnification Payments.  The indemnification and contribution
              ------------------------
required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          3.7  Certain Rights of the Investor If Named in a Registration
               ---------------------------------------------------------
Statement.  If any statement contained in a registration statement under the
- ---------
Securities Act or in any filing under the state securities laws of any jurisdiction refers to any of the Investors by name or otherwise as the holder of any securities of the Company, then the Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Investor, to the effect that the holding by such Investor of such securities does not necessarily make the Investor a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Investor of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Investor by name or otherwise is not, in the reasonable judgment of such Investor as advised by its counsel, required by the Securities Act or any of the rules and regulations promulgated thereunder, or any state securities laws of any jurisdiction, the deletion of such reference to such Investor.

          3.8  Unlegended Certificates.  In connection with the offering of any
               -----------------------
Registrable Securities registered pursuant to this Article 3, the Company shall
(i) facilitate the timely preparation and delivery to Participating Holders and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by such Participating Holders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

          3.9  Limitation on Sale or Distribution of Other Securities.  The
               ------------------------------------------------------
Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 3.1 or 3.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, (i) the Company shall not effect any public or private offer, sale or other distribution of its securities or effect any registration of any of its equity securities under the Securities Act (subject to the provisions of Section 3.2 hereof) (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 120 days (or such shorter period as the Requisite Majority of Participating Holders shall agree) shall have elapsed from the effective date of such previous registration (and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities); and (ii) the Company shall use its best efforts to cause each holder of its equity securities purchased from the Company at any time after the date of this Agreement other than in a public offering to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

          3.10  No Required Sale.  Nothing in this Agreement shall be deemed to
                ----------------
create an independent obligation on the part of any Participating Holder to sell any Registrable Securities pursuant to any effective registration statement.

     4.  Rule 144.  The Company shall take all actions reasonably necessary to
         --------
enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5.  Amendments and Waivers.  This Agreement may be amended with the consent
         ----------------------
of the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in each case only if the Company shall have obtained the written consent to such amendment, action or omission to act, of holders of Registrable Securities, assuming all then outstanding Notes were converted into Conversion Shares, who would then hold not less than a majority of the Conversion Shares that would then be outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6.  Nominees for Beneficial Owners.  In the event that any Registrable
         ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (accompanied by a written acknowledgment of, and consent to, such election by such nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the holder of such Registrable Securities, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7.  Notices.  All communications provided for hereunder shall be sent by
         -------
postage-prepaid first-class mail, shall be deemed to be received three days after being sent, or, if earlier, the date of actual receipt, and shall be addressed as follows:

          (a) if to the Investors, addressed to it in the manner set forth in the Securities Purchase Agreement, or at such other address as it shall have furnished to the Company in writing;

          (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (c) if to the Company, addressed to it in the manner set forth in the Securities Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     8.  Assignment.  This Agreement shall be binding upon and inure to the
         ----------
benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. This Agreement and/or the registration and other rights contained herein (including these assignment rights) may be assigned by each of the Investors to any one or more transferees or distributees of all or part of such Investor's Registrable Securities. A holder of Registrable Securities shall be permitted, in connection with a transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

     9.  Remedies.  Each holder of Registrable Securities, in addition to being
         --------
entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     10.  No Inconsistent Agreements.  The Company will not, on or after the
          --------------------------
date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person other than the registration rights granted pursuant to this

Agreement and the registration rights included in (a) the Common Stock Warrant To Purchase 28,750 shares of Common Stock of the Company, dated March 11, 1993, issued to David B. Johnson and (b) the Common Stock Warrant to Purchase 28,750 Shares of Common Stock of the Company, dated March 11, 1993, issued to Paul R. Kuehn.. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the holders of Registrable Securities, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Securities so that such holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

     11.  Descriptive Headings.  The descriptive headings of the several
          --------------------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     12.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  This
          ---------------------------------------------------------------
Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in the Note Purchase Agreement shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

     13.  Recapitalizations, etc.  In the event that any capital stock or other
          -----------------------
securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     14.  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              RECOVERY ENGINEERING, INC.

                              By:/s/ Brian F. Sullivan
                                 __________________________
                                  Name:   Brian F. Sullivan
                                  Title:  President & CEO


                              GS CAPITAL PARTNERS II, L.P.

                              By:  GS Advisors, L.P., its general partner
                                   By:  GS Advisors, Inc., its general partner

                              By:  /s/ Richard A. Friedman
                                  ---------------------------------
                                   Name: RICHARD A. FRIEDMAN
                                   Title:    PRESIDENT

                              GS CAPITAL PARTNERS II OFFSHORE, L.P.

                              By:  GS Advisors, II (Cayman), L.P.,
                                     its general partner
                                   By:  GS Advisors II, Inc., its general
                                         partner

                              By: /s/ Richard A. Friedman
                                 -----------------------------------
                                   Name:  RICHARD A. FRIEDMAN
                                   Title:     PRESIDENT

                              GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                              By: /s/ Richard A. Friedman
                                 -----------------------------------
                                   Name:  RICHARD A. FRIEDMAN
                                   Title:     MANAGING DIRECTOR

                              and

                              By: /s/ C.H. Skodinski
                                  -----------------------------------
                                    Name:    C.H. Skodinski
                                    Title:   Registered Agent

                           STONE STREET FUND 1996, L.P.
                           By:  Stone Street Empire Corp., its general partner

                           By: /s/ Richard A. Friedman
                              ----------------------------
                              Name:  RICHARD A. FRIEDMAN
                              Title:     VICE PRESIDENT

                           BRIDGE STREET FUND 1996, L.P.

                           By:  Stone Street Empire Corp., its managing
                                    general partner


                           By: /s/ Richard A. Friedman
                               -----------------------------
                                Name:  RICHARD A. FRIEDMAN
                                Title:  VICE PRESIDENT